NOTE

         This AGREEMENT made this 30th day of June, 2000,

                             BETWEEN

                         PRINT DATA CORP.
  the Corporation, having its principal offices at 43 Brunswick
  Avenue, Hopelawn, New Jersey, Hereinafter referred to as the
  "Company";
                               AND
                         WILLIAM DOEHLER
  residing at 21 Southside Ave, Atlantic Highlands, NJ, hereinafter referred to as "Doehler".

       WHEREAS, the parties hereto wish to enter into a Note, it is agreed as follows:

       1. The Undersigned, William Doehler, hereby agrees to pay to the order of Print Data Corp. the sum of Three hundred thirty-one thousand, three hundred eight-two dollars and two cents
  ($331.382.02).

       2. Said payment shall be made at the office of Print Data Corp. or such other place as the Corporation designates, by semi-annual payments of Twenty-four thousand, one hundred fourteen dollars and fifty-four cents ($24,114.54) commencing December 31, 2000 and continuing semi-annually for an additional nineteen (19) payments, until said Note is paid and satisfied in full, the last payment due on June 30, 2010. The within Note shall bear interest at the rate of 7.75% per annum.

  /s/Mary Himelstein                      /s/William Doehler
  -----------------------------           --------------------------
     As to William Doehler                       William Doehler


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